Exhibit 10.10

Execution Version

Certain portions of this Exhibit were redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K

Intellectual Property License Agreement

This Intellectual Property License Agreement (this “Agreement”) is entered into on November 30, 2023, by and between NEC Corporation, a Japanese corporation having its principal place of business at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan (“NEC”), and AVIAT NETWORKS, INC., a Delaware corporation having its principal place of business at 200 Parker Dr Suite C100a Austin, TX 78728, United States (“AVIAT”). NEC and AVIAT are hereinafter collectively referred to as the “Parties”, and each individually as a “Party”.

WHEREAS:

(A)

NEC and AVIAT have entered into a master sale-of-business agreement on May 9, 2023, pursuant to which NEC has agreed to sell, and to cause the Selling Entities to sell, and AVIAT has agreed to purchase and/or cause the Purchasing Entities to purchase, all right, title and interest to certain assets relating to NEC’s wireless backhaul business, and AVIAT and/or the Purchasing Entities have agreed to assume certain liabilities relating to NEC’s wireless backhaul business, subject to the terms of such master sale of business agreement (the “MBA”).

(B)

Pursuant to the MBA, NEC is willing to grant, and AVIAT desires to take, a license of the NEC IP (defined below), including the mobile backhaul related patents, in accordance with the terms and conditions of this Agreement.

THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, it is agreed by and between the Parties as follows:

Section 1. Definitions

For the purposes of this Agreement, the below definitions shall apply. Capitalized terms not otherwise defined herein are defined as set forth in the MBA.

“Affiliate” means any company Controlled by a Party, but any such entity shall be deemed to be Affiliated only as long as such Control exists;

“AVIAT Persons” means AVIAT, its Affiliates, and EMS Companies;

“Business” has the meaning set forth in the MBA;

“Completion” means completion of the sale and purchase of certain assets as contemplated and in accordance with the MBA;

“Completion Date” means the date on which the Completion takes place pursuant to the MBA;

“Control” means directly or indirectly owning or controlling more than fifty percent (50%) of such company’s voting stock, or possessing the power to direct or cause the direction of its management and policies;

“EMS Companies” means electronics manufacturing services companies engaged by AVIAT from time to time for manufacturing of the Products on behalf of AVIAT or any third party employed or engaged by AVIAT to design, manufacture, or provide services, including software services, related to the Products or the Business;

“Intellectual Property Rights” has the meaning set forth in the MBA;

“Know-How” means any unpatented technical information, know-how, presentation, or materials including, without limitation, all data, discoveries, inventions, improvements, processes, formula or trade secrets, whether or not patentable, copyrightable or in documented form.

“Licensed Materials” means, collectively, Licensed Materials for Manufacturing, Other Licensed Materials and NMS Licensed Materials;

“Licensed Materials for Manufacturing” means the materials listed in Exhibit A, which will be updated by NEC or its Affiliates for a Product from time to time during the period where NEC and/or NEC Platforms, Ltd. manufactures and supplies such Product for AVIAT under the MSA;

“MBA” means a master sale of business agreement entered into between the Parties dated May 9, 2023;

“MSA” means a manufacturing and supply agreement entered into between the Parties around the date of this Agreement;

“NEC Embedded Software” means software embedded to the Products and controlling the Products, which NEC has the right to license to AVIAT;

“NEC IP” means, collectively, Licensed Materials, NEC Patents, NEC Embedded Software and NEC Network Management System used in or necessary for the conduct of the Business as of the Effective Date and not transferred to AVIAT under the MBA;

“NEC Know-How” means:

(i) any technical information, knowledge, Know-How, or data shown, described, filed or incorporated in Licensed Materials; and

(ii) all other Know-How owned by NEC or its Affiliates necessary for the conduct of the Business as of the Effective Date;

“NEC Network Management System” means software products for management of the Products as listed in Exhibit C;

“NEC Patents” means the Patents listed in Exhibit B-1 and any invention used in or necessary for the conduct of the Business as of the Effective Date for which a patent application is filed (other than in Japan) after the Effective Date;

“NMS Licensed Materials” means the materials listed in Exhibit A;

“Other Licensed Materials” means the materials for development and sale of the Products, listed in Exhibit A and any other materials necessary for the conduct of the Business as of the Effective Date;

“Patents” means all patents throughout the world (including patents, utility model rights and design patents, as well as all divisionals, renewals, continuations, continuations-in-part, re-examinations, extensions or reissues of any of the foregoing, and applications therefor); and

“Products” means wireless backhaul hardware products designed by NEC, as listed in Exhibit C.

Section 2.     Delivery and Installation

2.1    For the period during which NEC and/or NEC Platforms, Ltd. manufactures and supplies a Product for AVIAT under the MSA and for a period of 60 days after the end of such period, AVIAT may request NEC to deliver the Licensed Materials for Manufacturing for such Product to AVIAT within a reasonable period to be agreed between the Parties, taking into account the volume of the Licensed Materials for Manufacturing to be delivered and logistics of the delivery. For the avoidance of doubt, AVIAT may request NEC to deliver the Licensed Materials for Manufacturing only with the status as of the delivery time, and NEC will not be required to deliver the Licensed Materials for Manufacturing in a version before the delivery date.

2.2    NEC will deliver to AVIAT source codes and binary codes of the NEC Embedded Software within 30 days from the Completion Date, unless otherwise agreed between the parties.

2.3    NEC will deliver to AVIAT source codes and binary codes of the NEC Network Management System and NMS Licensed Materials within 30 days from the Completion Date unless otherwise agreed between the parties.

2.4    In respect of the Licensed Materials, NEC Embedded Software and NEC Network Management System to be delivered pursuant to:

(a)

Sections 2.1, 2.2 and 2.3, the Parties shall discuss and agree on a reasonable method of the delivery, taking into account the volume and form of the Licensed Materials, and AVIAT acknowledges and agrees that such Licensed Materials are the Confidential Information of NEC and subject to the confidentiality and non-disclosure obligations under Section 7, and that the AVIAT Persons’ use of which is subject to the terms and conditions of this Agreement, including the scope of the license granted under Section 3; and

(b)

Section 2.2 and 2.3, the AVIAT Persons will securely store and protect such source codes and binary codes from unauthorized access, loss, damage, or theft, including by implementing technical, administrative, and physicals safeguards in accordance with industry best practice.

For the avoidance of doubt, NEC shall have no obligation to deliver or conduct any actions to deliver NEC Know-How or Other Licensed Materials under this Agreement.

2.5    AVIAT shall pay all costs and expenses incurred by AVIAT, NEC or their Affiliates relating to or in association with the delivery and safeguarding of the Licensed Materials pursuant to Sections 2.1, 2.2 and 2.3 above, including the costs and expenses for the preparation for the delivery by NEC or its Affiliates and installation of any such Licensed Materials for AVIAT or its Affiliates.

Section 3.    Grant of NEC IP License

3.1    Subject to the terms and conditions of this Agreement, during the term of this Agreement, NEC agrees to grant and hereby grants AVIAT and its Affiliates:

(a)

a royalty-free, worldwide (excluding Japan), fully paid-up, non-exclusive, non-sublicensable and non-transferable right and license under the NEC Patents to manufacture, have made, use, import, offer for sale, lease, sell and/or otherwise transfer any Products (which includes, for clarity, any developments, modifications, or enhancements made to such Products by AVIAT);

(b)	a royalty-free, worldwide (excluding Japan), fully paid-up, non-exclusive, non-sublicensable and non-transferable right and license to:

(i)

use, modify, copy, and create derivative works (and have its EMS Companies modify, copy, and create derivative works) of the NEC Embedded Software solely to be incorporated in a binary code form in the Products; and

(ii)	distribute the NEC Embedded Software solely as incorporated in the Products to customers and end users;

(c)	a royalty-free, worldwide (excluding Japan), fully paid-up, non-exclusive, non-sublicensable and non-transferable right and license to:

(i)

use, modify, copy, and create derivative works (and have its EMS Companies modify, copy, and create derivative works) of the NEC Network Management System solely to be incorporated in a binary code form in NEC Network Management System; and

(ii)	distribute the NEC Network Management System solely to customers and end users of the Products;

(d)	a royalty-free, worldwide (excluding Japan), fully paid-up, non-exclusive, non-sublicensable and non-transferable right and license to:

(i)

use, modify, copy and create derivative works (and have its EMS Companies modify, copy, and create derivative works) of the Licensed Materials and NEC Know-How solely for the purpose of designing, manufacturing, and selling and/or otherwise transferring any Products to its customers and end users;

(ii)

distribute the Product User Manuals and Product Technical Documents of Other Licensed Materials and NMS Licensed Materials specified in Exhibit A solely for the purpose of designing, manufacturing, and selling and/or otherwise transferring any Products to its customers and end users; and

(e)

a royalty-free, worldwide (excluding Japan), fully paid-up, non-exclusive, non-sublicensable and non-transferable right and license, under any of NEC’s Patents (excluding those filed, issued, granted or registered in Japan) that claim priority to or from (or cover the same invention as) the Patents set forth on Exhibit B-2 and B-3, to manufacture, have made, use, import, offer for sale, lease, sell and/or otherwise transfer any Products (which includes, for clarity, any developments, modifications, or enhancements made to such Products by AVIAT).

3.2    Other than the license rights expressly granted herein, no other license or rights are granted, whether expressly or by implication, estoppel, reliance or otherwise, all of which are expressly excluded and disclaimed. Further, notwithstanding the breadth of any of the foregoing, the licenses granted under this Section 3 to develop, modify, enhance or create derivative works under the NEC Patents, Licensed Materials, NEC Know-How, NEC Embedded Software and NEC Network Management System, are limited solely to the field of wireless backhaul hardware and natural extensions thereof and shall not extend to any next-generation products.

3.3    AVIAT shall ensure that its Affiliates and its EMS Companies comply with the terms and conditions of this Agreement as applicable, including, but not limited to, those regarding confidentiality obligations while they exercise the rights specified in Section 3.1 above. AVIAT shall be responsible and liable to NEC for any breach of such terms and conditions of this Agreement caused by any act or omission of its Affiliates, and its EMS Companies as if such act or omission were that of AVIAT.

3.4    The Parties hereby confirm that the NEC Embedded Software and NEC Network Management System are using certain open source software, and that each Party shall, and ensure that its Affiliates, and the EMS Companies shall, comply with the terms and condition of such open source software (as notified by NEC) while they exercise the rights specified in Section 3.1 above.

3.5    Unless the parties otherwise agree in writing, AVIAT shall not use or display any name, mark or logo that is the same as, or similar to, or is likely to be confused or associated with, any name, mark or logo of NEC or its Affiliates (excluding the PASOLINK Marks) in any Licensed Materials, the NEC Embedded Software and the NEC Network Management System that will be transferred to the EMS Companies, or its customers or end users, or any other third parties. Notwithstanding the foregoing, AVIAT has no obligation to rebrand or destroy any existing materials provided to AVIAT by NEC or its Affiliates and may use and distribute such materials “AS IS” whether or not they contain any name, mark or logo of NEC or its Affiliates only for the Products manufactured by NEC and its Affiliates and only to the extent that there are no modifications or amendments to such materials provided by NEC or its Affiliates.

Section 4.    Disclaimer of Warranties and Indemnity

4.1    NEC MAKES NO WARRANTY OR REPRESENTATION, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING THOSE ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE, OR TRADE PRACTICE AND THOSE CONCERNING THE MATTERS SET FORTH IN (A) TO (D) OF THE FOLLOWING SENTENCE. THE NEC IP IS LICENSED AND WILL BE DELIVERED “AS IS”. NEC ASSUMES NO RESPONSIBILITY FOR: (A) INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT AND/OR ANY OTHER RIGHT OF ANY THIRD PARTY; (B) PERFORMANCE AND QUALITY; (C) MERCHANTABILITY, MARKETABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR THE PURPOSE OF THE BUSINESS OF AVIAT AND ITS AFFILIATES; AND (D) ANY AND ALL OTHER MATTERS, WITH RESPECT TO THE PRODUCTS MANUFACTURED OR SOLD AND IMPORTED BY AVIAT AND ALL NEC IP LICENSED BY NEC HEREUNDER. FOR AVOIDANCE OF DOUBT, THE PARTIES HEREBY CONFIRM THIS SECTION 4.1 DOES NOT HAVE ANY IMPACTS ON THE WARRANTIES AND REPRESENTATION SEPARATELY AGREED UNDER THE MBA.

4.2    NEC does not have any obligations to apply for, keep, maintain, renew or update any rights or registrations of any NEC IP, and does not assume any liability or responsibility for any damages or losses of AVIAT or its Affiliates caused by lack or expiry of any rights or registrations of any NEC IP.

Section 5.    Compliance with Laws

5.1    Each Party shall not, directly or indirectly, export or re-export the Products (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of any applicable laws.

Section 6.    Enforcement; Third-Party Infringement Claims

6.1    If (a) either Party believes that any NEC IP is being infringed or misappropriated by a third party, or (b) if a third party alleges to a Party that any NEC Patent is invalid or unenforceable, or claims that a Product, or its use, development, manufacture, or sale infringes such third party’s intellectual property rights, each Party may provide written notice to the other Party and provide it with all details of such infringement or claim, as applicable, that are known by the Party.

Section 7.    Confidentiality

7.1    The Parties will protect each other’s Confidential Information (as defined in Section 7.2) using the same degree of care they would use with respect to their own confidential and proprietary information, but in any event no less than a reasonable degree of care. Except as otherwise permitted in this Agreement, the Parties will, and will direct their Affiliates or anyone else to whom disclosure is permitted under this Agreement to, keep confidential and not disclose to any person, without the disclosing Party’s prior written consent, all Confidential Information (including any portion thereof); provided, however, that the receiving Party shall have the right, without the prior written consent of the disclosing Party, to disclose Confidential Information if legally compelled to do so by applicable law or court order. If the receiving Party becomes legally compelled to disclose any Confidential Information, the Receiving Party shall: (a) to the extent permitted by applicable law, provide prompt written notice to the disclosing Party so that the disclosing Party may seek a protective order or other appropriate remedy or waive its rights under this Section 7; and (b) disclose only the portion of Confidential Information that it is legally required to furnish.

7.2    “Confidential Information” means all non-public, confidential or proprietary information relating to a Party or its Affiliates, whether in oral, written, electronic, or other form or media, whether or not such information is marked, designated, or otherwise identified as “confidential”, and includes any information that, due to the nature of its subject matter or circumstances surrounding its disclosure, would reasonably be understood to be confidential or proprietary, including, specifically the NEC IP (in the case of NEC only), information, Know-How, samples, designs, specifications, business related information, conceptions, innovations, trade secrets, designs, ideas, data, production schedules and/or quantities, pricing information, financial information, customer information as well as the terms and conditions of this Agreement, whether or not patentable, copyrightable, or documented. Confidential Information shall not include, and each Party shall be free to use without liability under this Section 7 to the other Party, information that the receiving Party can demonstrate by documentation: (a) was in the possession of the receiving Party without restriction on its use or disclosure prior to its receipt from the disclosing Party; (b) is or becomes available to the relevant public (e.g., available in the technical literature, databases, or the like) or is in, or subsequently enters, the public domain other than as a result of a breach of this

Agreement or other wrongful act or omission of the receiving Party; (c) is obtained by the receiving Party without an obligation of confidence from a third party who is rightfully in possession of such information and who is under no obligation of confidentiality to the disclosing Party concerning such information; or (d) is independently developed by the receiving Party without using or any reference to the disclosing Party’s Confidential Information.

7.3    AVIAT shall use the Confidential Information of NEC received or obtained by AVIAT as a result of or in connection with this Agreement only within the scope of the NEC IP license as provided under Section 3 and solely for the purposes as contemplated under this Agreement, and shall not use any such information for any other purposes.

7.4    Notwithstanding Section 7.1 above, and only to the extent necessary for AVIAT’s exercise of the license under Section 3.1, AVIAT may disclose, provided that it shall comply with Section 3.3, (a) the Licensed Materials to its Affiliates, and its EMS Companies who need to know the Confidential Information for the purpose of assisting AVIAT in exercising its rights under Section 3.1 and are bound by written nondisclosure agreements with confidentiality obligations at least as stringent as those in this Section 7, and (b) the Product User Manuals and Product Technical Documents of Other Licensed Materials and NMS Licensed Materials specified in Exhibit A to its customers and end users.

7.5    Neither AVIAT nor any of its Affiliates may issue or release any announcement, statement, press release, or other publicity or marketing materials relating to this Agreement or, unless expressly permitted under this Agreement, otherwise use NEC’s or its Affiliates’ trademarks, service marks, trade names, logos, domain names, or other indicia of source, association, or sponsorship, in each case, without the prior written consent of NEC, except to the extent permitted by Section 3.5.

Section 8.    Term and Termination

8.1    Unless otherwise earlier terminated pursuant to Section 8.2 below, this Agreement shall come into effect on the Completion (such date, the “Effective Date”) and shall continue in full force and effect perpetually.

8.2    NEC may terminate this Agreement immediately, upon written notice of termination to AVIAT, upon any of the following events:

(a)	a petition for relief under any bankruptcy or insolvency legislation is filed by AVIAT, or a receiver is appointed for all or a substantial part of AVIAT’s assets;

(b)	a petition for relief under any bankruptcy or insolvency legislation is filed against AVIAT, and such petition is not dismissed or vacated within thirty (30) calendar days;

(c)	dissolution or liquidation of AVIAT by resolution or by law; or

(d)	AVIAT ceases carrying on the wireless backhaul business or natural extension thereof.

For clarity, if AVIAT has previously assigned this Agreement with the prior written consent of NEC in accordance with Section 14, NEC may only terminate this Agreement if the current holder (including any successor in interest) of the license granted herein becomes bankrupt or is dissolved in accordance with Sections 8.2(a)-(c) above.

8.3    Except as necessary for AVIAT to comply with applicable law, after the termination or expiration of this Agreement for any reason whatsoever, AVIAT shall itself, within a commercially reasonable time period, return to NEC or dispose of (at NEC’s option), in accordance with instructions and guidance provided by NEC, all of the Licensed Materials and other Confidential Information provided by NEC to it under this Agreement, and shall by itself immediately cease to use, and shall procure that any of its EMS Companies cease to use, the relevant NEC IP for any purposes thereafter. AVIAT shall keep NEC’s Confidential Information that is not returned or disposed of after termination or expiration of this Agreement in confidence in accordance with Section 7 above. Upon NEC’s request, AVIAT shall itself issue to NEC a document certifying the performance of obligations under this Section 8.

8.4    Upon the termination of this Agreement pursuant to Section 8.2, except for this Section 8.4, Section 1, Section 4 to Section 7, Section 9, Section 12, Section 13, Section 14, Section 15, Section 16 and Section 22, and any right, obligation, or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, all the other provisions of this Agreement shall lapse and cease to have effect, provided however that neither the lapsing of those provisions nor their ceasing to have effect shall affect any accrued rights or liabilities of either Party in respect of damages for non-performance of any obligation under this Agreement falling due for performance prior to such lapse and cessation.

Section 9.    Damages

9.1    IN THE CASE THAT A PARTY SUFFERS OR INCURS ANY LOSS, EXPENSES, OR DAMAGES DUE TO THE DEFAULT AND/OR BREACH OF THIS AGREEMENT BY THE OTHER PARTY OR ITS AFFILIATES, THE NON-BREACHING PARTY MAY CLAIM FOR COMPENSATION FOR DAMAGES FROM THE BREACHING PARTY OR ITS AFFILIATES.

9.2    EXCEPT UNDER A PARTY’S OR ITS AFFILIATES’ LIABILITY FOR BREACH OF CONFIDENTIALITY, IN NO EVENT WILL THE PARTIES BE LIABLE FOR ANY SPECIAL, PUNITIVE, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY.

9.3    Either Party will not be in default by reason of any failure or delay in the performance of its obligations hereunder where such failure or delay is due to any circumstance or cause beyond its reasonable control, including strikes, labor disputes, civil disturbances, riot, rebellion, invasion, epidemic, hostilities, war, terrorist attack, embargo, natural disaster, acts of God, flood, fire, sabotage, fluctuations or non-availability of electrical power, heat, light, or air conditioning.

Section 10.    Change of Control in AVIAT

10.1    The Parties shall provide a written notice to the other Party at least thirty (30) days prior to, and immediately after becoming aware of, a planned Change of Control. For the purposes of this Agreement, “Change of Control” means any of the following events:

(a)	a sale to a third party, of all or substantially all of the assets of the Party;

(b)	a merger or consolidation in which the Party is not the surviving corporation;

(c)

a reverse merger in which the Party is the surviving corporation but the shares of its common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise;

(d)	the acquisition of the majority of the shares of the Party by any person, entity, or group; or

(e)	occurrence of any event as provided in paragraphs (a), (b), (c) or (d) above to any direct or indirect parent company of the Party.

10.2    The licenses granted hereunder to AVIAT shall survive any transfer by operation of law or otherwise of the NEC IP or this Agreement by NEC.

Section 11.    Improvements to NEC IP

If a Party, its Affiliates, or the EMS Companies make any modifications or improvements to the NEC IP, and if requested by the other Party (or NEC, in the case of modifications or improvements made by the EMS Companies), the Parties shall discuss in good faith a license to the other Party of such modifications or improvements.

Section 12.    Notices

A notice given to a Party under or in connection with this Agreement shall be in writing and delivered by hand or sent by pre-paid courier or by electronic mail. Delivery of a notice will be deemed to have taken place (a) if delivered by hand, at the time the notice is left at the address, or (b) if sent by electronic mail, at the time of transmission, or (c) if sent by courier, on the third business day thereafter. The addresses and details of the Parties are as follows, unless a Party provides notification otherwise in accordance with this Agreement:

If to NEC:

NEC Corporation

7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan

Attention: Department Manager, Licensing Department

 Intellectual Property Management Division

Email: […]

If to AVIAT:

AVIAT NETWORKS, INC.

200 Parker Dr. Ste 100A, Austin, TX 78728, USA

Attention: Erin Boase

Email: […]

Section 13.    Costs and Taxes

13.1    Except as otherwise expressly provided in this Agreement, each Party shall pay the costs and expenses incurred by it in connection with this Agreement.

13.2    All taxes, duties, and charges payable under the applicable laws in this Agreement must be borne and paid in full by the Party incurring such taxes, duties, and charges in connection with this Agreement.

Section 14.    No Assignment

This Agreement, or any right or obligation hereunder, may not be transferred, delegated or assigned by any Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign this Agreement to an Affiliate or in connection with a Change of Control. Any purported assignment, delegation, or transfer in violation of this Section 14 is null and void. This Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns.

Section 15.    Governing Law

This Agreement and all matters arising out of or in connection with it shall be governed by the laws of the State of Delaware, United States of America, excluding: (a) any conflict-of-laws rule or principle that would require or permit the application of the laws of any other jurisdiction; and (b) any matters of validity, enforcement, and infringement of intellectual property rights (which includes, for clarity, the NEC IP) which are governed by the substantive laws of the jurisdiction or administrative office in which the right has been granted or arises.

Section 16.    Arbitration

16.1    This Section 16 shall be governed by the laws of the State of Delaware.

16.2    Any dispute, claim, difference or controversy arising out of, relating to or having any connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it, shall be referred to, and finally resolved by, arbitration under the Rules of Arbitration of the International Chamber of Commerce (for the purpose of this Section 16, the “Rules”).

16.3    The Rules are incorporated by reference into this clause and capitalised terms used in this Section 16 which are not otherwise defined in this Agreement have the meaning given to them in the Rules.

16.4    The number of arbitrators shall be three (3). The arbitrators nominated by the parties shall jointly nominate the third arbitrator who, subject to confirmation by the Court, will act as president of the arbitral tribunal.

16.5    The seat or legal place of arbitration shall be London, England.

16.6    The language used in the arbitral proceedings shall be English. All documents submitted in connection with the proceedings shall be in the English language, or, if in another language, accompanied by an English translation.

16.7    Notwithstanding the provisions of this Section 16, both Parties agree and acknowledge that, for any actions of a Party which violate the rights of the other Party under this Agreement and which, in the other Party’s reasonable determination, threaten irreparable harm or significant injury to the other Party’s business (a) that may be extremely difficult to ascertain, and (b) for which an immediate remedy may be necessary yet cannot be adequately or timely addressed by arbitration, the other Party has the right to obtain injunctive relief to enjoin any such violation.

Section 17.    Further Assurances

Each Party shall do and execute, or arrange for the doing and executing of, without further consideration, any other act and document reasonably requested of it by the other Party to implement and give full effect to the terms of this Agreement.

Section 18.    Entire Agreement

This Agreement constitutes and contains the entire agreement between the Parties relating to the subject matter hereof, and supersedes any and all prior agreements, negotiations, correspondence, understandings, or communications among the Parties, whether written or oral, applicable hereto with respect to such matter.

Section 19.    Consultation

The Parties shall resolve any matter not stipulated in this Agreement, or any question arising under this Agreement, through separate discussions.

Section 20.    Counterparts

This Agreement may be executed in counterparts (including by means of facsimile, electronic signature (i.e., DocuSign) or portable document format (pdf) signature pages), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section 21.    Bankruptcy and Insolvency

All licenses granted under this Agreement will be deemed licenses of rights to “Intellectual Property” as that term is defined for the purposes of Section 365(n) of the U.S. Bankruptcy Code and AVIAT (on behalf of itself and its Affiliates) will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.

Section 22.    Miscellaneous

22.1    The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement creates any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party has authority to contract for or bind the other Party in any manner whatsoever.

22.2    If any provision of this Agreement or the application of any such provision to any Person or circumstance is held to be prohibited by or invalid in any jurisdiction, such: (a) provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and (b) prohibition or invalidity will not prohibit or render invalid such term in any other jurisdiction.

22.3    Any variation of this Agreement shall not be binding on the parties unless set out in writing, expressed to vary this Agreement, and signed by authorized representatives of each of the Parties.

22.4    The rights of each Party under this Agreement may be waived only in a writing signed by the waiving Party, and specifically, delay in exercise or non-exercise or partial enforcement of any such right is not a waiver of that right or of any other right.

22.5    This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns. A person who is not a Party to this Agreement may not enforce any of its terms and shall not have any rights, remedies, or benefits under any provision of this Agreement.

22.6    In this Agreement, any reference, express or implied, to an enactment (which includes any legislation in any relevant jurisdiction) includes: (a) that enactment as amended, extended or applied by or under any other enactment (before or after signature of this Agreement); (b) any enactment which that enactment re-enacts (with or without modification); and (c) any subordinate legislation made (before or after signature of this Agreement) under that enactment, including (where applicable) that enactment as amended, extended or applied as described in the foregoing subsection (a) or under any enactment which it re-enacts as described in foregoing subsection (b), except to the extent that the contrary intention appears; or any legislation or subordinate legislation made or enacted after the date of this Agreement which would create or increase the liability of NEC under this Agreement.

22.7    In this Agreement: (a) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular; (b) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation”; (c) the word “or” is not exclusive; and (d) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole.

22.8    Unless the context otherwise requires, references herein: (a) to Sections and Exhibits refer to the Sections of and Exhibits attached to this Agreement; and (b) to any agreement, instrument, contract, or other document are to that agreement, instrument, contract or other document as amended, modified or supplemented from time to time in accordance with the terms thereof.

22.9    The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

[Signature pages to follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

NEC Corporation

By: /s/ Hirotake Konda _____________________________________
Name: Hirotake Konda
Title: Department Manager, Licensing Department, Intellectual Property Management Division

[Signature Page to Intellectual Property Licensing Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

AVIAT NETWORKS, INC.

By:	/s/ Pete Smith
Name: Peter Smith
Title: CEO

[Signature Page to Intellectual Property Licensing Agreement]

Exhibit A

Licensed Materials

[Intentionally omitted]

Exhibit B-1

NEC Patents

[Intentionally omitted]

Exhibit B-2

Related Japanese Patents

[Intentionally omitted]

Exhibit B-3

Abandoned Patents

[Intentionally omitted]

Exhibit C

Products and NEC Network Management System

[Intentionally omitted]